INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
CASA FORD OF HOUSTON, INC.
Houston, Texas

     We have audited the accompanying balance sheet of Casa Ford of Houston, Inc. (the "Company") as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Charlotte, North Carolina

June 4, 1998

                          CASA FORD OF HOUSTON, INC.

                                BALANCE SHEETS


                     December 31, 1997 and March 31, 1998



                                                                          December 31,       March 31,
                                                                              1997             1998
                                                                         --------------   --------------
                                                                                            (Unaudited)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents (Note 1) ..................................    $ 1,386,749      $ 1,685,197
 Accounts receivable (net of allowance for doubtful accounts of $1,553
   at December 31, 1997) .............................................        822,335          495,339
 Inventories (Note 3) ................................................      8,743,629        6,430,778
 Other current assets ................................................        283,717          315,144
                                                                          -----------      -----------
   Total current assets ..............................................     11,236,430        8,926,458
PROPERTY AND EQUIPMENT, NET (Notes 4 and 5) ..........................        911,615          872,323
DEFERRED INCOME TAXES (Note 8) .......................................        264,307          264,307
GOODWILL (Note 1) ....................................................        617,518          603,795
                                                                          -----------      -----------
TOTAL ASSETS .........................................................    $13,029,870      $10,666,883
                                                                          ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Notes payable -- floor plan (Note 3) ................................    $ 8,681,340      $ 6,149,209
 Trade accounts payable ..............................................        432,860          294,196
 Current maturities -- long-term debt (Note 5) .......................        782,098          770,425
 Income taxes payable (Note 8) .......................................        149,725          233,795
 Accrued payroll and bonuses .........................................        188,080           24,255
 Other accrued liabilities ...........................................        538,430          837,295
                                                                          -----------      -----------
   Total current liabilities .........................................     10,772,533        8,309,175
                                                                          -----------      -----------
LONG-TERM DEBT (Note 5) ..............................................      1,020,867          857,732
                                                                          -----------      -----------
COMMITMENTS (Notes 6 and 9)
STOCKHOLDERS' EQUITY:
 Receivable from stockholder (Note 2) ................................       (428,310)        (441,309)
 Common stock ($100 par, 12,500 shares authorized, issued and
   outstanding) ......................................................      1,250,000        1,250,000
 Retained earnings ...................................................        414,780          691,285
                                                                          -----------      -----------
   Total stockholders' equity ........................................      1,236,470        1,499,976
                                                                          -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...........................    $13,029,870      $10,666,883
                                                                          ===========      ===========

                      See notes to financial statements.

                           CASA FORD OF HOUSTON, INC.


                             STATEMENTS OF INCOME


Year ended December 31, 1997 and the three months ended March 31, 1997 and 1998




                                                                           Three months
                                                      Year ended          ended March 31,
                                                     December 31,  -----------------------------
                                                         1997           1997           1998
                                                   --------------- -------------- --------------
                                                                            (Unaudited)
REVENUES:
 Vehicle sales ...................................  $ 58,239,109    $12,889,721    $15,165,697
 Parts, service and collision repair .............     6,025,033      1,290,680      1,498,063
 Finance and insurance ...........................     2,252,297        479,359        534,451
                                                    ------------    -----------    -----------
   Total revenues ................................    66,516,439     14,659,760     17,198,211
COST OF SALES ....................................    56,873,827     12,595,978     14,549,519
                                                    ------------    -----------    -----------
GROSS PROFIT .....................................     9,642,612      2,063,782      2,648,692
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .....     7,219,544      1,489,567      1,858,528
DEPRECIATION AND AMORTIZATION ....................       299,456         74,864         76,014
                                                    ------------    -----------    -----------
OPERATING INCOME .................................     2,123,612        499,351        714,150
                                                    ------------    -----------    -----------
OTHER INCOME (EXPENSE):
 Interest expense -- floor plan (Note 3) .........      (885,573)      (202,407)      (216,937)
 Interest expense -- other .......................      (301,995)       (71,332)       (59,624)
 Other income ....................................       129,518             89          9,541
                                                    ------------    -----------    -----------
   Total other expense ...........................    (1,058,050)      (273,650)      (267,020)
                                                    ------------    -----------    -----------
INCOME BEFORE INCOME TAXES .......................     1,065,562        225,701        447,130
PROVISION FOR INCOME TAXES (Note 8) ..............       406,579         86,178        170,625
                                                    ------------    -----------    -----------
NET INCOME .......................................  $    658,983    $   139,523    $   276,505
                                                    ============    ===========    ===========

                      See notes to financial statements.

                          CASA FORD OF HOUSTON, INC.


                      STATEMENTS OF STOCKHOLDERS' EQUITY


    Year ended December 31, 1997 and the three months ended March 31, 1998



                                                                                     Retained           Total
                                               Receivable           Common           Earnings       Stockholders'
                                            from Shareholder         Stock          (Deficit)          Equity
                                           ------------------   --------------   ---------------   --------------
BALANCE AT DECEMBER 31, 1996 ...........         (352,101)       $ 1,250,000       $  (244,203)      $  653,696
 Amounts loaned to stockholder .........          (76,209)                --                --          (76,209)
 Net income ............................               --                 --           658,983          658,983
                                                 --------        -----------       -----------       ----------
BALANCE AT DECEMBER 31, 1997 ...........         (428,310)         1,250,000           414,780        1,236,470
 Amounts loaned to stockholder .........          (12,999)                --                --          (12,999)
 Net income (unaudited) ................               --                 --           276,505          276,505
                                                 --------        -----------       -----------       ----------
BALANCE AT MARCH 31, 1998 (unaudited)          $ (441,309)       $ 1,250,000       $   691,285       $1,499,976
                                               ==========        ===========       ===========       ==========

                      See notes to financial statements.

                          CASA FORD OF HOUSTON, INC.


                           STATEMENTS OF CASH FLOWS


Year ended December 31, 1997 and the three months ended March 31, 1997 and 1998




                                                                                                     Three months ended
                                                                               Year ended                 March 31,
                                                                              December 31,    ---------------------------------
                                                                                  1997              1997              1998
                                                                            ---------------   ---------------   ---------------
                                                                                                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income .............................................................    $    658,983      $    139,523      $    276,505
                                                                             ------------      ------------      ------------
 Adjustments to reconcile net income to net cash (used in) provided by operating activities:
   Depreciation and amortization ........................................         354,346            74,864            76,014
   Deferred income taxes ................................................        (140,290)          (69,860)               --
   Changes in assets and liabilities that related to operations:
    (Increase) decrease in accounts receivables .........................          60,637           302,948           326,996
    (Increase) decrease in inventories ..................................        (369,151)        2,520,131         2,312,851
    Increase in other current assets ....................................         (69,385)         (309,711)          (31,427)
    Increase (decrease) in income tax payable ...........................         (40,341)         (103,888)           84,070
    Payments of floor plan notes payable ................................        (690,969)       (2,952,473)       (2,532,131)
    Increase (decrease) in trade accounts payable and accrued liabilities          29,941           392,792            (3,624)
                                                                             ------------      ------------      ------------
     Total adjustments ..................................................        (865,212)         (145,197)          232,749
                                                                             ------------      ------------      ------------
     Net cash (used in) provided by operating activities ................        (206,229)           (5,674)          509,254
                                                                             ------------      ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment ....................................        (290,996)          (17,338)          (22,999)
                                                                             ------------      ------------      ------------
     Net cash used in investing activities ..............................        (290,996)          (17,338)          (22,999)
                                                                             ------------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments of long-term debt .............................................        (529,853)         (253,428)         (174,808)
                                                                             ------------      ------------      ------------
 Amounts (loaned to) received from stockholder ..........................         (76,209)            3,065           (12,999)
     Net cash used in financing activities ..............................        (606,062)         (250,363)         (187,807)
                                                                             ------------      ------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ....................      (1,103,287)         (273,375)          298,448
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ..........................       2,490,036         2,490,036         1,386,749
                                                                             ------------      ------------      ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD ................................    $  1,386,749      $  2,216,661      $  1,685,197
                                                                             ============      ============      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 -- Cash paid during the period for:
 Interest ...............................................................    $     64,241      $    112,862      $     89,417
                                                                             ============      ============      ============
 Income taxes ...........................................................    $    597,500      $    330,000      $     86,555
                                                                             ============      ============      ============

                       See notes to financial statements.

                          CASA FORD OF HOUSTON, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Casa Ford of Houston, Inc. (the "Company") operates an automotive dealership, service department, body shop and parts and accessories department in Houston, Texas. The Company sells new and used cars and light trucks, sells replacement parts and accessories, provides vehicle maintenance, warranty, paint and repair services and arranges related financing and insurance. The Company sells new vehicles manufactured by Ford.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed. Finance and insurance commission revenue is recognized principally at the time the contract is placed with the financial institution.

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from the manufacturer at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new vehicle inventory.

     The Company operates under a dealer agreement with the manufacturer. The Company's dealer agreement does not give it the exclusive right to sell the manufacturer's product within a given geographic area. The Company could be materially adversely affected if the manufacturer awards franchises to others in the same market where the Company is operating. A similar adverse effect could occur if existing competing franchised dealers increase their market share in the Company's market. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, the Company's ability to enter into significant acquisitions may be restricted and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreement.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to vehicle purchases and was $761,776 at December 31, 1997.

     Inventories -- Inventories of new and demonstrator vehicles are valued at the lower of last-in, first-out method ("LIFO") cost or market. Inventories of used vehicles are stated at the lower of specific cost or market. All other inventories are generally stated at replacement cost, which approximates cost on the first-in, first-out method ("FIFO").

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The range of estimated useful lives is as follows:




                                                Useful Lives
                                               -------------
      Leasehold improvements .................  7-31.5
      Office equipment and fixtures ..........   5-7
      Parts and service equipment ............  5-10
      Company vehicles .......................     5

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Income Taxes -- The provision for income taxes includes federal and state taxes currently payable and deferred taxes. Deferred taxes are determined utilizing an asset and liability approach as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax basis of assets and liabilities. This method gives immediate effect to changes in income tax laws upon enactment. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Goodwill -- Goodwill is being amortized on a straight-line basis over a period of 15 years. Accumulated amortization at December 31, 1997 was $205,839. The Company periodically reviews goodwill to assess recoverability. The Company's policy is to compare the carrying value of goodwill with the expected undiscounted cash flows from operations.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

                          CASA FORD OF HOUSTON, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in the Company's market area of Houston, Texas.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments -- As of December 31, 1997 the fair value of the Company's financial instruments including accounts receivable, receivable from shareholder, trade accounts payable, and long-term debt approximate their book values.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expense for 1997 amounted to $581,752.

     Interim Financial Information -- The accompanying unaudited financial information for the three months ended March 31, 1997 and 1998 have been prepared on substantially the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results of interim periods are not necessarily indicative of results to be expected for the entire fiscal year.


2. RECEIVABLE FROM STOCKHOLDER

     At December 31, 1997, the Company had a receivable due from a related party totaling $428,310, bearing no stated interest rate. The receivable was paid in full as of April 1998 pursuant to a dividend.


3. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:


                                         December 31,     March 31,
                                             1997           1998
                                        -------------- --------------
                                                         (Unaudited)
New and demonstrator vehicles .........  $ 7,969,681    $ 4,980,041
Used vehicles .........................      996,821      1,484,967
Parts and accessories .................      412,757        432,264
Other .................................       77,896        247,032
                                         -----------    -----------
                                           9,457,155      7,144,304
LIFO reserve ..........................     (713,526)      (713,526)
                                         -----------    -----------
Total .................................  $ 8,743,629    $ 6,430,778
                                         ===========    ===========

     Had the Company used the first-in, first-out method of valuing new vehicles and parts inventory, pretax earnings would have been $1,304,193 in 1997.

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $8,681,340 at December 31, 1997. The floor plan notes bear interest, payable monthly on the outstanding balance at the prime rate plus 1% to 1-1/2% (prime rate was 8.5% at December 31, 1997). Total floor plan interest expense amounted to $885,573 in 1997. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying balance sheet. The maximum credit available under the financing arrangement is $7,800,000 for 1997.

                          CASA FORD OF HOUSTON, INC.
                   NOTES TO FINANCIAL STATEMENTS -- Continued


4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                         December 31,    March 31,
                                             1997          1998
                                        -------------- ------------
                                                        (Unaudited)
Leasehold improvements ................   $  221,132    $  222,496
Office equipment and fixtures .........      780,133       785,025
Parts and service equipment ...........      437,504       454,163
Company vehicles ......................      219,547       219,631
                                          ----------    ----------
                                           1,658,317     1,681,315
Less accumulated depreciation .........     (746,701)     (808,992)
                                          ----------    ----------
Property and equipment, net ...........   $  911,615    $  872,323
                                          ==========    ==========

5. LONG-TERM DEBT

Long-term debt consists of the following:


                                                                                            December 31,    March 31,
                                                                                                1997          1998
                                                                                           -------------- ------------
                                                                                                           (Unaudited)
 Unsecured note payable to a related party, in monthly installments of $25,500, plus interest
   at prime ..............................................................................  $   864,000    $  787,500
 Unsecured note payable in monthly installments of $14,880, plus interest at prime plus
   1 1/2%, through February 2001 .........................................................      570,960       524,237
 Notes payable in monthly installments totaling $7,670, plus interest ranging from 9.7% to
   10.7%, through December 2000 ..........................................................      104,433        92,389
 Unsecured note payable in monthly installments of $2,083, plus interest at 8.55%, through
   March 1999 ............................................................................       31,250        27,083
 Notes payable in monthly installments totaling $5,501, including interest at rates ranging
   from 4.748% to 9.312%, maturities from December 1998 to November 2000,
   collateralized by Company vehicles ....................................................      156,921       142,934
 Other notes payable .....................................................................       75,401        54,014
                                                                                            -----------    ----------
                                                                                              1,802,965     1,628,157
 Less current maturities .................................................................      782,098       770,425
                                                                                            -----------    ----------
 Long-term debt ..........................................................................  $ 1,020,867    $  857,732
                                                                                            ===========    ==========

     Future maturities of debt at December 31, 1997 are as follows:



Year ending December 31,
--------------------------
  1998 ...................  $   782,098
  1999 ...................      544,503
  2000 ...................      441,084
  2001 ...................       35,280
                            -----------
  Total ..................  $ 1,802,965
                            ===========

6. OPERATING LEASES

     The Company leases its business premises, modular space and various equipment under non-cancelable operating leases with terms up to 10 years. Future minimum rental payments required under non-cancelable leases at December 31, 1997 are as follows:

                          CASA FORD OF HOUSTON, INC.

6. OPERATING LEASES -- Continued


      Year Ending December 31,
      1998 ...................  $  305,560
      1999 ...................     304,452
      2000 ...................     304,452
      2001 ...................     304,452
      2002 ...................     304,452
      Thereafter .............     989,469
                                ----------
      Total ..................  $2,512,837
                                ==========

     Rent expense under all operating leases was $297,592 during 1997.


7. EMPLOYEE BENEFIT PLAN

     The Company has a qualified 401(k) Profit Sharing Plan (the "Plan"), whereby substantially all of the employees of the Company meeting certain service requirements are eligible to participate. Contributions by the Company in 1997 were $20,733.


8. INCOME TAXES

     The provision (benefit) for income taxes consists of the following components at December 31, 1997:


  Current:
  Federal ..............  $  482,949
  State ................      63,920
                          ----------
                             546,869
  Deferred:
  Federal ..............    (123,213)
  State ................     (17,077)
                          ----------
                            (140,290)
                          ----------
  Total ................  $  406,579
                          ==========

     The reconciliation of the statutory federal income tax rate with the Company's federal and state overall effective income tax rate is as follows for the year ending December 31, 1997:


       Statutory federal rate .........     34.00%
       State income taxes .............      2.90%
       Miscellaneous ..................      1.26%
                                            -----
       Effective tax rate .............     38.16%
                                            =====

     Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

     Deferred income tax assets and liabilities consist of the following at December 31, 1997:


      Deferred tax assets -- primarily from differences relating to amortization of extended
        warranties .......................................................................  $ 522,261
      Deferred tax liabilities -- primarily from differences relating to depreciation ....    (29,389)
                                                                                            ---------
      Net deferred tax assets ............................................................  $ 492,872
                                                                                            =========

                          CASA FORD OF HOUSTON, INC.
                   NOTES TO FINANCIAL STATEMENTS -- Continued


9. COMMITMENTS

     Ford Motor Company (FMC) owns vehicles which are used as short-term rentals for which the Company pays FMC monthly fees. A portion of the fees are applied against the purchase price. The Company must pay for the vehicles when they are no longer used for rental. The contingent liability to FMC to purchase the vehicles under this program was $902,057 at December 31, 1997.


10. SUBSEQUENT EVENT

     In April 1998, the Company entered into an agreement with Sonic Automotive, Inc. ("Sonic") whereby Sonic will purchase all of the outstanding capital stock of the Company for a total purchase price of approximately $11.3 million less certain indebtedness of the Company to employees and affiliates and to financial institutions. The initial purchase price is subject to adjustment based upon a final determination of the net working capital of the Company. The purchase price will be paid in 2,313 shares of Sonic preferred stock with a liquidation preference of approximately $2.3 million.